U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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TECHNICAL COMMUNICATIONS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person[s] Filing Proxy Statement, if other than the Registrant)

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TECHNICAL COMMUNICATIONS CORPORATION

Notice of Annual Meeting of Stockholders

To Be Held February 9, 2004

To our Stockholders:

NOTICE IS HEREBY GIVEN that the 2004 Annual Meeting of Stockholders (the “Meeting”) of Technical Communications Corporation, a Massachusetts corporation (the “Company”), will be held at the offices of the Company, 100 Domino Drive, Concord, Massachusetts 01742, at 10:00 a.m., on Monday, February 9, 2004:

1.	To elect one (1) Class I Director to serve on the Board of Directors for a term of three (3) years expiring at the 2007 Annual Meeting of Stockholders;

2.	To ratify the appointment of Vitale, Caturano & Company PC as auditors for the Company for the fiscal year ending September 25, 2004; and

3.	To consider and act upon such other business and matters or proposals as may properly come before the Meeting or any adjournments thereof.

The Board of Directors knows of no other matters to be presented at the Meeting.

Only stockholders of record on the books of the Company at the close of business on December 12, 2003 are entitled to notice of and to vote at the Meeting or any adjournments thereof.

All stockholders are cordially invited to attend the Meeting.

Whether or not you expect to attend the Meeting, please sign, date and return the enclosed proxy in the enclosed envelope at your earliest convenience. If you return your proxy, you may nevertheless attend the Meeting and vote your shares in person.

A copy of the Company’s Annual Report to Stockholders for the year ended September 27, 2003, which contains financial statements and other information of interest to stockholders, accompanies this Notice and attached Proxy Statement.

By Order of the Board of Directors,

David A. White, Clerk

Concord, Massachusetts

January 7, 2004

It is important that your shares be represented at the Meeting. Whether or not you plan to attend the Meeting, please promptly sign, date and mail the enclosed proxy in the enclosed envelope, which requires no postage if mailed in the United States.

TECHNICAL COMMUNICATIONS CORPORATION

100 Domino Drive

Concord, MA 01742

PROXY STATEMENT

FOR

2004 ANNUAL MEETING OF STOCKHOLDERS

February 9, 2004

Proxies enclosed with this proxy statement are solicited by and on behalf of the Board of Directors (the “Board of Directors”) of Technical Communications Corporation, a Massachusetts corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Meeting”), to be held at the offices of the Company, 100 Domino Drive, Concord, Massachusetts 01742, at 10:00 a.m., on Monday, February 9, 2004, and at any adjournments thereof.

It is expected that this proxy statement and the accompanying proxy, and an Annual Report to Stockholders for the fiscal year ended September 27, 2003 containing financial statements and other information of interest to stockholders, will be mailed to stockholders on or about January 6, 2004.

Shares Outstanding and Voting Procedures

Only holders of record of outstanding shares of the Company’s Common Stock as of the close of business on December 12, 2003 are entitled to notice of and to vote at the Meeting.

As of December 12, 2003, there were 1,337,627 shares of the Company’s Common Stock, par value $0.10 per share, outstanding and entitled to vote. The shares of Common Stock are the only voting securities of the Company. Stockholders are entitled to cast one vote for each share held of record.

If the enclosed proxy is properly marked, signed, and returned in time to be voted at the Meeting, and is not subsequently revoked, the shares represented by proxy will be voted in accordance with the instructions marked thereon.

SIGNED PROXIES RETURNED TO THE COMPANY AND NOT MARKED TO THE CONTRARY WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS SET FORTH IN THE PROXY. Any stockholder may revoke a proxy at any time prior to its exercise by signing and filing a later-dated proxy or a written notice of revocation with the Clerk of the Company. Stockholders attending the Meeting may also revoke their proxies by voting in person at the Meeting.

The presence in person or by proxy of a majority of the shares of Common Stock outstanding on December 12, 2003 is required to constitute a quorum at the Meeting. If a quorum is not present, the stockholders entitled to vote that are present in person or by proxy at the Meeting may adjourn the Meeting without notice other than an announcement at the Meeting of such adjournment until such time as a quorum is present. At any adjourned Meeting at which a quorum is present, any business may be transacted that might have been transacted at the original Meeting. Abstentions and broker non-votes will count is determining whether a quorum is present at the Meeting and any adjourned Meeting. A broker non-vote occurs if the broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular proposal.

The Board of Directors knows of no other matter to be presented for consideration at the Meeting. If any other matter should be presented at the Meeting upon which a vote may be properly taken, shares represented by all proxies received by the Company will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

Neither any director, executive officer, nominee for director nor any associate of any of the foregoing has any interest, direct or indirect, in any matter to be acted upon at the Meeting.

I.     ELECTION OF DIRECTORS

Pursuant to the Company’s Articles of Organization, the Company’s Board of Directors may consist of no fewer than three directors, with the specific number as authorized by the Board. The members of the Company’s Board of Directors are divided into three classes, designated Class I, Class II and Class III, each serving staggered three-year terms. The term of the Class I Director expires at this Meeting; the terms of the Class II Directors expire at the 2005 Annual Meeting of Stockholders; the terms of the Class III Directors expire at the 2006 Annual Meeting of Stockholders.

Directors elected by the stockholders at an annual meeting to succeed those whose terms expire are of the same class as the directors they succeed and are elected for a term to expire at the third annual meeting of stockholders after their election and until their successors are duly elected and qualified.

Number of and Nominees for Directors

It is the intention of the persons named as proxies to vote the proxies, unless authority to vote is specifically withheld, to elect Mr. Mitchell B. Briskin as Class I Director. This nominee for director will be elected to hold office until the 2007 Annual Meeting of Stockholders, and until his successor is duly elected and qualified. The Board of Directors knows of no reason why such nominee should be unable or unwilling to serve, but, if such should be the case, proxies may be voted for the election of some other person or for fixing the number of directors at a lesser number. Mr. Briskin is currently a director of the Company, and has been a director since 1998.

The affirmative vote of the holders of a plurality of the shares of Common Stock voting in person or by proxy and entitled to vote at the Meeting is required to elect each director. Thus, abstention or broker non-votes will not be included in the totals and will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE ELECTION AS DIRECTORS OF THE NOMINEE LISTED BELOW.

Members of the Board of Directors

The following table sets forth the year each current director first became a director, the position currently held by each director with the Company, their principal occupation during the past five years, other directorships held by such person in any company subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or in any company registered as an investment company under the Investment Company Act of 1940, as amended, their age and their ownership of company securities. The following table is as of December 12, 2003.

Name and Year First Became a Director (1)	Positions and Offices with the Company	Age	Amount and Nature of Beneficial Ownership (# of shares) (1)		Percent of Class(1)
Mitchell B. Briskin (2) 1998	Class I Director	44	9,956	(3)	*

David A. B. Brown (4) 1998	Class II Director	60	22,675	(5)	1.4%

Robert T. Lessard (6) 1997	Class II Director	63	12,298	(7)	*

Carl H. Guild, Jr. (8) 1997	Class III Director, Chairman of the Board, Chief Executive Officer, and President	59	264,298	(9)	15.9%

Thomas E. Peoples (10) 1998	Class III Director	55	10,506	(11)	*

Non-Director Officers

Michael P. Malone (12)	Chief Financial Officer, Treasurer and Asst. Clerk	44	50,002	(13)	3.0%

John I. Gill (14)	Executive Vice President	64	14,551		*

All current directors, director nominees and officers as a group (6 persons)			384,286	(15)	23.1%

*	Holds less than 1% of the outstanding common stock
(1)	Unless otherwise indicated, each of the persons named in the table has sole voting and investment powers with respect to the shares set forth opposite such person’s name. With respect to each person or group, percentages are calculated based on the number of shares beneficially owned plus shares that may be acquired by such person or group within sixty days of December 12, 2003, upon the exercise of stock options or other purchase rights. The address of Messrs. Briskin, Brown, Lessard, Guild, Peoples and Malone is c/o Technical Communications Corporation, 100 Domino Drive, Concord, Massachusetts 01742.
(2)	Mr. Briskin is a Principal at Stonebridge Associates, an investment bank, where he has worked since 1999. Formerly, Mr. Briskin was a Principal at Concord Investment Partners from 1997 to 1999. From 1996 to 1997 Mr. Briskin attended Harvard Business School. From 1990 to 1995, Mr. Briskin was General Manager at General Chemical Corporation; previously, he was a lawyer with Patterson, Belknap, Webb & Tyler in New York City.
(3)	Includes an aggregate of 5,278 shares issuable upon the exercise of stock options, all of which are fully vested and immediately exercisable.
(4)	Mr. Brown joined the Board of Directors in November 1998. Since 1984, Mr. Brown has been the President of The Windsor Group, Inc., a business consulting firm focused on the oil industry and international operations. Mr. Brown is also a director of BTU International, Inc., Mission Resources Inc., Pride International, Inc., NS Group, Inc., Layne Christensen Co. and EMCOR Group, Inc.

(5)	Includes an aggregate of 5,000 shares issuable upon the exercise of stock options, all of which are fully vested and immediately exercisable.
(6)	Mr. Lessard was employed in a variety of management positions from 1966 through 1995 at the U.S. National Security Agency (“NSA”), Department of Defense. During his final two years at NSA, Mr. Lessard was the Group Chief in the Operations Directorate responsible for communications and cryptographic technology. Since his retirement in 1995, he has represented the Director of the National Security Agency on several special projects.
(7)	Includes an aggregate of 5,945 shares issuable upon the exercise of stock options, all of which are fully vested and immediately exercisable.
(8)	Mr. Guild has been President and CEO of the Company since 1998 and Chairman since 2001. He was also Vice-chairman from 1998 to 2001 and Chairman of the Board in 1998, and had been an independent consultant to the Company from 1997 to 1998. From 1993 to 1997, he was a Senior Vice President with Raytheon Engineers and Constructors, Inc., a unit of Raytheon Company. Mr. Guild serves as President and Chief Executive Officer of the Company pursuant to an Employment Agreement, as amended, with the Company previously filed with the SEC as an Exhibit to the Company’s Form 10-QSB for the quarter ending June 29, 2002.
(9)	Includes an aggregate of 258,445 shares issuable upon the exercise of stock options.
(10)	Mr. Peoples is currently retired. From 1999 to 2001, Mr. Peoples was a Senior Vice President of Gencorp, Inc., a publicly held manufacturer of automotive, polymer, aerospace, and defense products. From 1992 to 1999, Mr. Peoples was the Vice President for International and Washington Operations of Aerojet, a privately held aerospace and defense contractor. Prior to 1992, Mr. Peoples served as Manager of Business Development for Smart Munitions Programs at Raytheon Company.
(11)	Includes an aggregate of 5,278 shares issuable upon the exercise of stock options, all of which are fully vested and immediately exercisable.
(12)	Mr. Malone, Chief Financial Officer, joined the Company in 1998 as Director of Finance and Treasurer. From 1997 to 1998, he was the Controller at Vasca, Inc., a privately held medical device company. Prior to 1997, Mr. Malone was with Zoll Medical Corporation, a publicly traded medical device company, for five years as its Controller and Treasurer. Mr. Malone has served as Chief Financial Officer of the Company since February 2000.
(13)	Includes an aggregate of 47,500 shares issuable upon the exercise of stock options.
(14)	Mr. Gill retired from the Company in August 2003. Prior to his retirement Mr. Gill had been the Company’s Executive Vice President since 1995. He was Vice President of Manufacturing and Technical Operations from 1989 to 1995. Mr. Gill is currently acting as a consultant to the Company.
(15)	Includes an aggregate of 327,446 shares of common stock issuable upon the exercise of stock options.

Meetings of the Board of Directors and Committees

The Board of Directors held four meetings during the fiscal year ended September 27, 2003. Each of the directors attended 100% of the aggregate of (a) the total number of meetings of the Board of Directors he was eligible to attend, and (b) the total number of meetings of all committees of the Board of Directors on which he served which were held during fiscal year 2003.

The Audit Committee of the Board, of which Messrs. Briskin and Brown are members, held four meetings during fiscal year 2003. The Audit Committee oversees the accounting and tax functions of the Company, approves the engagement of independent auditors for the year subject to approval by the stockholders of the Company, reviews with management and the auditors the plan and scope of the audit engagement, reviews the annual financial statements of the Company and any recommended changes or modifications to control procedures and accounting practices and policies, and monitors, with management and the auditors, the Company’s system of internal controls and its accounting and reporting practices.

The Audit Committee acts pursuant to an Audit Committee Charter (see copy attached as Exhibit A), adopted on November 13, 2000 and recently amended on November 6, 2003.

The Compensation Committee of the Board, of which Messrs. Lessard and Peoples are members, did not hold any meetings during fiscal year 2003. The Compensation Committee reviews and recommends to the Board compensation for the President, the Chairman of the Board, and the outside directors. It also reviews and recommends the adoption, amendment, and implementation of incentive compensation plans, stock option plans, and other employee benefit plans and programs for the Company and the officers and directors of the Company.

During fiscal year 2003, the Company did not have a Nominating Committee or an Operations Committee.

Code of Ethics

The Company has adopted a Code of Ethics, which applies to all its employees including its senior executives and directors. A copy of this code can be found on the Company’s website at www.tccsecure.com.

Compensation of Directors

Directors who were not regular employees of the Company received a fee of $1,200 for attendance at each meeting attended during fiscal years 2003 and 2002. In addition, each outside director is the recipient of an annual retainer of $2,800, paid in arrears in quarterly increments of $700. During fiscal years 2003 and 2002, outside directors also received a fee of $500 for each meeting of a committee of the Board of Directors they attended. At the November 2002 directors meeting, the directors voluntarily elected to reduce their regular meeting fee by 30%. Meeting fees for 2003 amounted to $840 per director for each meeting they attended.

In addition to these fees, each director receives an annual grant of 1,000 immediately exercisable stock options priced at 85% of the closing market price of the stock on the date of grant. They also receive an annual grant of 500 shares of Company common stock. Beginning with the Annual Meeting in February 2002 the directors voted to accept options to purchase 500 shares of Company stock at $0.01 per share in lieu of the stock grant.

At the 2003 Annual Meeting of the Board of Directors held on February 10, 2003, the Board approved the grant of immediately exercisable stock options to purchase 1,000 shares of the Company’s common stock to each of the five directors, with a term of five years from the date of grant at an exercise price of $0.81. In addition, the Company granted immediately exercisable stock options to purchase 500 shares of the Company’s common stock to each of the five directors, with a term of five years from the date of grant at an exercise price of $0.01.

Stock options granted to directors are considered non-qualified and vest immediately. Each grant will expire five years after the date of grant.

Certain Relationships and Related Transactions

David A. White, the Company’s Clerk, is a member of a law firm that provides legal services to the Company. Fees paid to Mr. White’s law firm were substantially less than $60,000. No director, nominee or executive officer is related to any other director, nominee or executive officer by blood or marriage.

Audit Committee Report

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to the Company’s audited financial statements for the fiscal year ended September 27, 2003.

The Audit Committee has reviewed and discussed the fiscal year 2003 audited financial statements with management of the Company. The Audit Committee has discussed with the independent auditors, Vitale, Caturano & Company PC, the matters required to be discussed by Statement on Accounting Standards No. 61; has reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, and discussed with the independent auditors any relationships that may impact their objectivity and independence. Based upon the review and discussions referred to above, the Audit Committee recommended that the audited financial statements for the year ended September 27, 2003, be included in the Company’s Annual Report on Form 10-KSB. Messrs. Briskin and Brown are the current members of the Audit Committee, and are independent as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards.

Audit Committee

Mr. Mitchell Briskin

Mr. Davis A. B. Brown

Executive Compensation and Other Information

SUMMARY COMPENSATION TABLE

The following tables set forth certain summary information concerning compensation paid or accrued by the Company during the past three fiscal years to its Chief Executive Officer and the other executive officers of the Company whose annual compensation during fiscal year 2003 exceeded $100,000 (hereafter referred to as the “named executive officers”):

Name and Principal Position	Fiscal Year	Annual Compensation				Long-term Compensation
		Salary			Bonus	Awards	Payouts
						Shares Underlying Options Granted (#)	All Other Compensation
Carl H. Guild, Jr. Chairman, CEO & President	2003 2002 2001	$ $ $	139,970 195,072 199,680	(6)	— — —	61,500 39,000 26,000	$ $ $	2,681 3,120 8,010	(1) (1) (2)

John I. Gill Executive Vice President	2003 2002 2001	$ $ $	92,592 136,774 135,388	(3)(6)	— — —	30,000 22,500 10,000	$ $ $	1,964 2,556 2,534	(4) (4) (4)

Michael P. Malone Chief Financial Officer	2003 2002 2001	$ $ $	87,506 122,123 118,320	(6)	— — —	30,000 22,500 10,000	$ $ $	1,893 1,336 2,278	(5) (5) (5)

(1)	Represents the Company’s 25% match on the first 6% of Mr. Guild’s fiscal year 401(k) contribution. Also includes life insurance premiums paid by the Company of $581 and $504 for 2003 and 2002, respectively.
(2)	Includes income realized upon receipt of Company stock valued at $4,956 as a result of grants on February 12, 2001 and May 3, 2001 by the Company’s Board of Directors and $2,550 representing the Company’s 25% match on the first 6% of Mr. Guild’s fiscal year 401(k) contribution. Also includes life insurance premiums paid by the Company of $500.

(3)	Mr. Gill’s salary is through his retirement date in August 2003.
(4)	Represents the Company’s 25% match on the first 6% of Mr. Gill’s fiscal year 401(k) contribution. Also includes life insurance premiums paid by the Company of $532, $504 and $504 for 2003, 2002 and 2001, respectively.
(5)	Represents the Company’s 25% match on the first 6% of Mr. Malone’s fiscal year 401(k) contribution. Also includes life insurance premiums paid by the Company of $581, $504 and $504 for 2003, 2002 and 2001, respectively.
(6)	The annual salary amounts for each of the named officers represents a voluntary 30% reduction from the officers’ stated salaries, per their respective employment agreements.

The Company has entered into employment agreements (“Agreements”) with its officers as follows: Carl H. Guild, Jr., effective November 19, 1998 and as amended November 8, 2001; John I. Gill, effective February 12, 2001; and Michael P. Malone, effective February 12, 2002. These Agreements are for a one year period and renew automatically for successive periods of one year. In addition, these Agreements contain provisions specifying the officer’s annual compensation (as defined in the Agreements), which is subject to an annual merit review. The Agreements also provide for bonuses to be paid at the discretion of the Company’s Board of Directors, based on an exceptional performance assessment

Upon termination of employment without cause by the Company, the officer will be entitled to receive severance pay (as defined in the Agreements) in an amount equal to the greater of six months’ base salary (as defined in the Agreements) at the then-current level or the balance of the term of the agreements. Upon voluntary termination of employment, the officer will be paid the portion of base salary earned and accrued through the termination date (as defined in the agreements), except in the case of Mr. Guild who will be entitled to severance pay in an amount equal to the lesser of six months or the balance of the term of his agreement. Upon termination of employment with cause, the officer will be entitled to no severance pay. If the company determines not to renew these Agreements, the officer will be guaranteed, at the Company’s option, at will employment for six months or paid severance at an amount equal to six months’ base salary at the then-current level, except in the case of Mr. Guild, who will be entitled to an amount equal to six months’ base salary at the then current level and the continuation of all health and other benefits to which he had been entitled while employed by the Company at the Company’s expense for at least six months. The Agreements further contain a covenant not to compete, which provides that the officer cannot enter into competition with the Company during his period of employment or for a period of six months from the date of termination of employment.

In the event of a change in control (as defined in the Agreements) of the Company where the officer  (i) resigns within six months (twenty four months’ in the case of Mr. Guild) after such an event, or (ii) is terminated without cause by the Company within six months (twenty four months’ in the case of Mr. Guild) after such an event, any unvested option shares held shall automatically vest and become immediately exercisable, and the officer shall be entitled to receive severance pay in an amount, payable in a lump sum within thirty days after the effective date of such resignation or termination, equal to six months’ (twenty four months’ in the case of Mr. Guild) base salary at the then-current level. In the event that any payment to be received pursuant to such change of control or the value of any acceleration right in any Company stock options held in connection with the change in control of the Company would be subject to an excise tax pursuant to Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), whether in whole or in part as a result of being an “excess parachute payment” within the meaning of such terms in Section 280G (b) of the Code, the amount payable will be increased (grossed up) to cover the excise tax liability due under Section 4999 of the Code.

Stock Options

Set forth below is a Stock Option / SAR Grant table concerning individual grants of stock options and SARs made during fiscal year 2003 to each of the named executive officers.

Options/SAR Grants in Fiscal Year 2003

Name	Number of Securities Underlying Options/ SARs Granted		Percent of Total Options/SARs Granted to Employees in FY 2003(1)		Exercise or Base Price ($/sh)		Expiration Date
Carl H. Guild, Jr.	1,500 60,000	(2) (3)	0.9 37.7	% %	$ $	0.81 0.99	2/10/2008 5/12/2013
John I. Gill	30,000	(4)	18.8%			$0.99	5/12/2013
Michael P. Malone	30,000	(5)	18.8%			$0.99	5/12/2013

(1)	Options to purchase a total of 159,200 shares of the Company’s Common Stock were granted to employees of the Company.
(2)	Common Stock options, 1,500 shares of which were granted to Mr. Guild under the 2001 Plan on February 10, 2003, are exercisable immediately.
(3)	Common Stock options, 60,000 shares of which were granted to Mr. Guild under the 2001 Plan on May 12, 2003, exercisable as follows: 33 1/3% immediately and the remainder at 33 1/3% per year over two years.
(4)	Common Stock options, all of which were granted to Mr. Gill under the 2001 Plan on May 12, 2003, exercisable as follows: 33 1/3% immediately and the remainder at 33 1/3% per year over two years. Mr. Gill’s stock options expired 30 days after his retirement.
(5)	Common Stock options, all of which were granted to Mr. Malone under the 2001 Plan on May 12, 2003, exercisable as follows: 33 1/3% immediately and the remainder at 33 1/3% per year over two years.

Set forth below is a table concerning each exercise of stock options (or tandem SARs) and freestanding SARs during fiscal year 2003 by each of the named executive officers, and the September 27, 2003 value of unexercised options and SARs.

Aggregated Option/SAR Exercises for Fiscal Year Ended September 27, 2003,

and Fiscal-Year End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year End				Value of Unexercised In- the-Money Options at Fiscal Year End ($)(1)
			Exercisable		Unexercisable		Exercisable	Unexercisable
Carl H. Guild, Jr.	500	$470	258,445	(2)	40,000	(3)	$79,838	$48,400
Michael P. Malone	—	—	47,500	(4)	20,000	(5)	$43,050	$24,200

(1)	Value is based on the difference between the option exercise price and the fair market value on September 27, 2003 ($2.20 per share), multiplied by the number of shares underlying the in-the-money portion of the option. In the money options are those options for which the fair market value of the underlying common stock is greater than the exercise price of the option.
(2)

This represents exercisable grants of options under the 1991 Plan to buy 20,000 shares, granted on May 1, 1997, at the following exercise dates and prices: (i) 4,000 shares on May 1, 1998 at an exercise price of $8.875 per share, (ii) 4,000 shares on May 1, 1999, at an exercise price of $9.76 per share, (iii) 4,000 shares on May 1, 2000, at an exercise price of $10.74 per share, (iv) 4,000 shares on May 1, 2001, at an exercise price of $11.81 per share and (v) 4,000 shares on May 1, 2002, at an exercise price of $12.99 per share; and 50,000 shares granted on February 16, 1998, at the following exercise dates and prices, (i) 20,000 shares on February 16, 1998, at an exercise price of $5.00 per share, (ii) 10,000 shares on February 16, 1999, at an exercise price of $5.50 per share, (iii) 10,000 shares on February 16, 2000, at an exercise price of $6.05 and (iv) 10,000 shares on February 16, 2001, at an exercise price of $6.66 per share;

Additional grants under the 1991 Plan include options to buy 945 shares granted on August 14, 1998, at an exercise price of $5.42 per share; 100,000 shares granted on November 18, 1998, at an exercise price of $4.00 per share; 1,000 shares granted on February 8, 1999, at an exercise price of $3.40 per share; 1,000 shares granted on February 7, 2000, at an exercise price of $5.10 per share; 1,000 shares granted on February 12, 2001, at an exercise price of $1.97 per share and 25,000 shares granted on November 13, 2000, at an exercise price of $2.03 per share.

Also represents exercisable grants of options under the 2001 Plan to buy 37,500 shares granted on November 8, 2001 at an exercise price of $0.90 per share; 1,000 shares granted on February 11, 2002 at an exercise price of $1.182 per share; 1,000 shares granted on February 10, 2003 at an exercise price of $0.81 per share and 20,000 shares granted on May 12, 2003 at an exercise price of $0.99 per share.

(3)	This represents unexercisable grants of options under the 2001 Plan to buy 20,000 shares granted on May 12, 2003, at $0.99 per share on May 12, 2004 and 20,000 shares granted on May 12, 2003, at $0.99 per share on May 12, 2005.
(4)	This represents exercisable grants of options under the 1991 Plan to buy 5,000 shares granted on November 30, 1998, at an exercise price of $4.00 per share and 10,000 shares granted on November 13, 2000, at an exercise price of $2.03 per share.

Also represents exercisable grants of options under the 2001 Plan to buy 22,500 shares granted on November 8, 2001 at an exercise price of $0.90 per share and 10,000 shares granted on May 12, 2003 at an exercise price of $0.99 per share.

(5)	This represents unexercisable grants of options under the 2001 Plan to buy 10,000 shares granted on May 12, 2003, at $0.99 per share on May 12, 2004 and 10,000 shares granted on May 12, 2003, at $0.99 per share on May 12, 2005.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, directors, and persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater-than-ten-percent stockholders are required by regulation to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on the Company’s review of the copies of such reports received or written representations from certain reporting persons that they were not required to file, the Company believes that during fiscal year 2003, its executive officers, directors, and greater-than-ten-percent stockholders complied with all applicable Section 16(a) filing requirements.

II.    RATIFICATION OF SELECTION OF AUDITORS

On July 16, 2003, Grant Thornton LLP resigned as the independent public accountants of the Company. The report of Grant Thornton LLP on the financial statements for the 2002 fiscal year contained an opinion qualified as to the Company’s ability to continue as a going concern. In connection with that audit and through July 16, 2003 there have been no disagreements with Grant Thornton LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Grant Thornton LLP would have caused them to make reference thereto in their report on the financial statements for such year. During the most recent fiscal year and through July 16, 2003, there have been no reportable events (as defined in Regulation S-B Item 304(a).

The Company retained Vitale, Caturano & Company P.C. as its independent public accountants, effective July 17, 2003. The Company did not consult with Vitale, Caturano & Company P.C. during the Company’s most recent fiscal year and any subsequent interim period prior to engaging them regarding matters that were or should have been subject to Statement on Auditing Standard No. 50 or any subject matter of a disagreement or reportable event with the Company’s former accountant. The audit committee of the Company’s Board of Directors approved the engagement of Vitale, Caturano & Company P.C.

The Audit Committee has selected the firm of Vitale, Caturano & Company P.C. independent certified public accountants, to serve as auditors for the fiscal year ending September 25, 2004, subject to ratification by stockholders at the meeting.

Fees paid during the fiscal year ending September 27, 2003 to Vitale, Caturano & Company P.C. included $2,675 for audit related services. Fees for fiscal year 2003 audit services will be paid in fiscal year 2004. Fees paid during fiscal 2003 to the Company’s prior auditors include $48,000 for the fiscal 2002 audit and $15,000 for the preparation of the Company’s 2002 income tax returns. Audit related services generally include fees for accounting consultations and quarterly reviews. It is expected that a member of the firm of Vitale, Caturano & Company P.C. will be present at the Meeting and will be available to respond to appropriate questions.

The affirmative vote of the holders of a majority of the shares of Common Stock voting in person or by proxy on the appointment of the auditors shall be required for approval. Thus, abstentions or broker non-votes will not be included in the totals, and will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF VITALE, CATURANO & COMPANY P.C. AS AUDITORS FOR FISCAL YEAR 2004.

III.    OTHER MATTERS

The Board of Directors of the Company is not aware of any matter, other than those described above that may come before the Meeting. However, if any matters are properly presented to the Meeting for action, it is intended that the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows, as of December 12, 2003, the ownership of common stock of the Company by any person or group who is known to the Company to be the beneficial owner of more than 5% of the Company’s common stock outstanding and entitled to vote as of such date.

Name and Address	Beneficial Ownership (Number of Shares)(1)		Percent of Class(1)
Royce & Associates, Inc. c/o Charles M. Royce 1414 Avenue of the Americas New York, NY 10019	96,700	(2)	5.8	%(2)

Carl H. Guild, Jr. c/o Technical Communications Corp. 100 Domino Dr. Concord, MA 01742	264,298	(3)	15.9%

(1)	Unless otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Information with respect to beneficial ownership is based upon information furnished by each stockholder to the Company directly or to the Securities and Exchange Commission (“SEC”).
(2)	The nature of ownership of Royce & Associates, Inc. (“Royce”) as set forth herein is based upon their Schedule 13G filed on February 5, 2003, with the SEC. Royce in its capacity as investment advisor may be deemed the beneficial owner of the 96,700 shares indicated in the above table, which shares are owned by numerous clients of Royce. Mr. Royce disclaims beneficial ownership of the 96,700 shares owned by Royce.
(3)	Includes an aggregate of 258,445 shares issuable upon the exercise of stock options.

PROPOSALS OF STOCKHOLDERS

It is currently contemplated that the 2005 Annual Meeting of Stockholders will be held on February 14, 2005. Proposals of stockholders intended to be present at that annual meeting of stockholders must be received by the Company at its principal executive offices no later than September 1, 2004, for inclusion in the Proxy Statement and Form of Proxy relating to that meeting, and must comply with the applicable requirements of federal securities laws. In order to curtail controversy as to the date on which the Company received a proposal, it is suggested that proponents submit their proposals by certified mail, return receipt requested.

EXPENSES AND SOLICITATION

The cost of the solicitation of proxies will be borne by the Company. Proxies will be solicited principally through the mails. Further solicitation of proxies from some stockholders may be personally made by directors, officers, and regular employees of the Company, by telephone, telegraph, facsimile or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid for any such further solicitation. In addition, the Company may request banks, brokers, custodians, nominees, and fiduciaries to forward copies of the Company’s proxy materials to those persons for whom they hold shares to request instructions for voting the proxies. The Company will reimburse any such persons for their reasonable out-of-pocket costs.

ADDITIONAL INFORMATION

The Company will provide, without charge to each stockholder entitled to a vote at the Meeting, a copy of the Company’s Annual Report, as filed with the Securities and Exchange Commission on Form 10-KSB for the year ending September 27, 2003. A request for copies of such report should be addressed to the Company at 100 Domino Drive, Concord, Massachusetts 01742, Attention: Investor Relations.

Exhibit A

CHARTER

of the

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.	PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by:

1.	Reviewing the financial reports and other financial information provided by the Corporation to any government body or the public;

2.	Reviewing the Corporation’s system of internal controls regarding finance and accounting;

3.	Reviewing the Corporation’s auditing, accounting and financial reporting processes;

4.	Serving as an independent and objective party to monitor the Corporation’s financial reporting process and internal control system;

5.	Reviewing and appraising the audit efforts of the Corporation’s independent accountants;

6.	Providing an open avenue of communication among the independent accountants, financial and senior management and the Board of Directors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of the Charter.

The Committee’s function is one of oversight, recognizing that the Corporation’s management is responsible for preparing the Corporation’s financial statements, and the independent auditor is responsible for auditing those statements. In adopting this Charter, the Board of Directors acknowledges that the Committee members are not employees of the Corporation and are not providing any expert or special assurance as to the Corporation’s financial statements or any professional certification as to the external auditor’s work or auditing standards. Each member of the Committee shall be entitled to rely on the integrity of those persons and organizations within and outside the Corporation that provide information to the Committee and the accuracy and completeness of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary.

II.	COMPOSITION

The Audit Committee shall be comprised of three directors, each of whom shall be independent directors and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgement as a member of the Committee.

Examples of such relationships might include:

•	A director being employed by the Corporation or any of its affiliates for the current year or any of the past five years;

•	A director accepting any compensation from the Corporation or any if its affiliates other than compensation for Board service or benefits under a tax-qualified retirement plan;

•	A director being a member of the immediate family of an individual who is, or has been in any of the past five years, employed by the Corporation or any of its affiliates as an executive officer;

•	A director being a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Corporation made, or from which the Corporation received, payments that are or have been significant to the Corporation or business organization in any of the past five years;

•	A director being employed as an executive of another company where any of the Corporation’s executives serves on that company’s Compensation Committee.

A director who has one or more of these relationships may be appointed to the Audit Committee of the Board, under exceptional and limited circumstances, determines that membership on the Committee by the individual is required by the best interest of the Corporation and its shareholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for the determination.

All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

The members of the Committee shall be elected by the Board at the annual meeting of the Board and shall serve on the Committee for a term of one year or until the Board appoints a successor. A Chair shall be appointed by the Board.

III.	MEETINGS

The Committee shall meet at least two times annually, or more frequently as circumstances dictate. The purpose of the two scheduled meetings of the Audit Committee is to review and approve the annual financial results of the Corporation prior to release and to review and approve the scope of the annual audit to be performed by the Corporation’s independent accountants. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of theses groups believe should be discussed privately. In addition, the Committee or at least its Chair should confer with the independent accountants and management quarterly to review the Corporation’s financials consistent with IV.3 below.

IV.	RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

Document / Reports Review

1.	Review and update this Charter periodically, as conditions dictate.

2.	Review the organization’s annual financial statements and any other reports or other financial information submitted to any government body or the public, including any certification, report, opinion or review rendered by the independent accountants.

3.	Review with financial management and the independent accountants each 10-Q prior to its filing. The Chair of the Committee may represent the entire Committee for purposes of this review.

4.	Review with independent accountants the recommendations included in their management letter, if any, and their informal observations regarding the competence and adequacy of financial and accounting procedures of the Corporation. On the basis of this review, make recommendations to the Board of Directors for any changes that seem appropriate.

5.	Prepare the minutes of each meeting and distribute to all members of the Board of Directors. The permanent file of the minutes will be maintained by the Secretary of the Corporation.

Independent Accountants

6.	Recommend to the Board of Directors the selection of the independent accountants, considering independence and effectiveness. On an annual basis, the Committee should review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountant’s independence.

7.	Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

8.	Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

Financial Reporting Process

9.	In consultation with the independent accountants, review the integrity of the organization’s financial reporting processes, both internal and external.

10.	Consider the independent accountant’s judgements about the appropriateness of the Corporation’s accounting principles as applied in its financial reporting.

11.	Consider and approve, if appropriate, major changes to the Corporation’s accounting principles and practices as suggested by the independent accountants or management.

Process Improvement

12.	Establish regular and separate systems of reporting to the Audit Committee by management and independent accountants regarding any significant judgements made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgements.

13.	Following completion of the annual audit, review separately with management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

14.	Review any significant disagreement among management and the independent accountants in connection with the preparation of financial statements.

15.	Review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as approved by the Audit Committee, have been implemented.

TECHNICAL COMMUNICATIONS CORPORATION

Proxy for Annual Meeting of Stockholders – February 9, 2004

The undersigned hereby appoints CARL H. GUILD, JR. and DAVID A. WHITE, or either of them, proxies of the undersigned, with full powers of substitution, with all the powers the undersigned would possess if personally present, to vote the stock of the undersigned in TECHNICAL COMMUNICATIONS CORPORATION at the Annual Meeting of Stockholders to be held at 10:00 a.m. on February 9, 2004, and at any adjournments thereof.

This proxy, if properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR items 1 and 2.

Please vote, date and sign on the reverse side, and promptly return in the enclosed envelope.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. IT WILL BE VOTED AS DIRECTED. IF NO CHOICE IS INDICATED IT WILL BE VOTED FOR ITEMS 1 AND 2:

1.	The Board of Directors recommends you vote FOR the election of the nominee(s) listed below:

Election of directors: Nominee(s): Mr. Mitchell B. Briskin

☐ FOR all nominee(s)             ☐ WITHHOLD from the following nominee(s):

2.	The Board of Directors recommends that you vote FOR the ratification of Vitale Caturano & Company PC

To ratify the selection of the firm of Vitale Caturano & Company PC as the Company’s auditors.

☐ FOR             ☐ AGAINST            ☐ ABSTAIN

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments thereof.

Please sign exactly as the name appears stenciled on this Proxy. When signing as attorney, executor, administrator, trustee, or guardian, please set forth your full title. In the case of joint tenancies, co-executors or co-trustees, both should sign. If the stockholder is a corporation, the signature should be that of an authorized officer who should indicate his or her title.	Date: ,

(Signature)

(Signature)